SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 13, 2007

AARON RENTS, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	1-13941	58-0687630

(State or other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

309 E. Paces Ferry Road, N.E.
Atlanta, Georgia	30305-2377

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 231-0011
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 13, 2007, the Board of Directors of Aaron Rents, Inc. (the “Company”) amended and restated the Company’s Bylaws. The amendments expressly provide for the issuance of uncertificated shares, make updating changes to the indemnification provisions and make certain other amendments. Regarding the certificateless share amendments, under new Section 501.00 of the New York Stock Exchange Listed Company Manual, which will become effective January 1, 2008, issuers are required to be eligible for a direct registration program, which permits an investor’s ownership to be recorded and maintained on the books of the issuer or its transfer agent without the issuance of a physical stock certificate.
     The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3(b) and incorporated herein by reference.
Item 9.01      Financial Statements and Exhibits.
(d)      Exhibits

Exhibit No.	Description

3(b)	Amended and Restated Bylaws of Aaron Rents, Inc. Dated November 13, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON RENTS, INC.

	By:	/s/ Gilbert L. Danielson

Date: November 15, 2007		Gilbert L. Danielson Executive Vice President, Chief Financial Officer